                           SCHEDULE 14A
                         (RULE 14a - 101)

   Proxy Statement Pursuant to Section 14(a) of the Securities
        Exchange Act of 1934 (Amendment No. ____________)

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[   ]    Preliminary Proxy Statement
[ x ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

                   TMBR/Sharp Drilling, Inc.
         (Name of Registrant as Specified In Its Charter)


(Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[ x ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                     TMBR/SHARP DRILLING, INC.
                  4607 West Industrial Boulevard
                      Midland, Texas  79703



             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To The Shareholders of
   TMBR/Sharp Drilling, Inc.:

    The Annual Meeting of Shareholders of TMBR/Sharp Drilling, Inc. will be held on Wednesday, August 22, 2001, at 10:00 a.m., in the Midland Petroleum Club, 501 West Wall, Midland, Texas 79701, for the following purposes:

             (1) The election of five Directors to hold office until the next succeeding annual meeting of shareholders and until their successors are duly qualified and elected; and

             (2) The transaction of such other business that may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on July 18, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only shareholders of record at the close of business on July 18, 2001 will be entitled to vote at the Annual Meeting and any adjournments thereof.

                                  By Order of the Board of Directors


                                          James M. Alsup
                                              Secretary
Midland, Texas
July 23, 2001




    Whether or not you plan to be present at the meeting in person, please complete, sign, date and mail the enclosed Proxy in the accompanying return envelope to which no postage need be affixed by the sender if mailed within the United States. If you receive more than one Proxy because your shares are registered in different names or addresses, each Proxy should be signed and returned to assure that all of your shares will be voted.

                    TMBR/SHARP DRILLING, INC.
                  4607 West Industrial Boulevard
                      Midland, Texas  79703
                          (915) 699-5050


                         PROXY STATEMENT


    The accompanying Proxy is solicited on behalf of the Board of Directors of TMBR/Sharp Drilling, Inc. to be voted at the Annual Meeting of Shareholders. The meeting will be held on Wednesday, August 22, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournments thereof. The principal executive offices of TMBR are located at 4607 West Industrial Boulevard, Midland, Texas 79703.

    This Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders on or about July 23, 2001.

Proxies, Solicitation and Voting

    The record date for the determination of shareholders entitled to notice of and to vote at the meeting is the close of business on July 18, 2001. A total of 5,102,686 shares of common stock were issued and outstanding on the record date. Each share of common stock is entitled to one vote on all matters to be acted upon at the meeting. Cumulative voting is not permitted.

    With respect to matters to be voted upon at the Annual Meeting, the attendance, in person or by Proxy, of the holders of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. For quorum purposes, the total votes received, including abstentions and broker non-votes, are counted as present and entitled to vote in determining the number of shares present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    Directors will be elected by a plurality of votes cast. A plurality means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

    Properly executed Proxies will be voted in accordance with the instructions thereon or, if no instructions are indicated thereon, the shares will be voted FOR the election of management's nominees to the Board of Directors and in the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting.

    Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by appearing and voting personally at the Annual Meeting, by delivering a later dated Proxy or by delivering to the Secretary of TMBR a written revocation of such Proxy prior to the Annual Meeting.

    The cost of preparing, assembling, printing and mailing this Proxy Statement and enclosed Proxy and the cost of soliciting Proxies relating to the Annual Meeting will be borne solely by TMBR. We may request banks and brokers to solicit their customers who beneficially own shares of common stock listed of record in names of nominees. We will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation. The initial solicitation of Proxies by mail may be supplemented by telephone, telegram or personal solicitation by officers, Directors and other employees of TMBR. No additional compensation will be paid to these individuals for such activities.


                     PRINCIPAL  SHAREHOLDERS

    The following table sets forth information, as of July 18, 2001 (unless otherwise indicated), concerning the beneficial ownership of TMBR's common stock by (1) each person known to us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (2) the executive officers named in the Summary Compensation Table under "Executive Compensation", (3) the Estate of Joe G. Roper, (4) each Director and nominee for Director and (5) all Directors (and nominees) and executive officers as a group.

                                           Amount and
                                            Nature of                 Percent
    Name and Address                        Beneficial                  of
   of Beneficial Owner                     Ownership(1)                Class
   -------------------                     ------------               -------
Raymond E. Batchelor . . . . . . . . . .      2,200 (2)                   *
  4325 E. 51st St., Suite 104
  Tulsa, Oklahoma 74135

Thomas C. Brown. . . . . . . . . . . .      451,153 (3)                 8.52%
  4607 West Industrial Blvd.
  Midland, Texas  79703

Michael M. Cone. . . . . . . . . . . . .     10,400                       *
   909 Wirt Road
   Houston, Texas 77024-3405

David N. Fitzgerald. . . . . . . . . . .     53,682                     1.05%
  2300 West 42nd Street
  Odessa, Texas  79764

James B. Taylor. . . . . . . . . . . . .        400                       *
  15 Sunflower Dr.
  Santa Fe, New Mexico 87501

Estate of Joe G. Roper . . . . . . . . .    267,000(4)                  4.97%
  4607 West Industrial Blvd.
  Midland, Texas 79703

Roper Operations, Inc. . . . . . . . . .    657,854 (5)                12.89%
  4607 West Industrial Blvd.
  Midland, Texas  79703

Roper Family Properties, Ltd.. . . . . .    657,854 (5)                12.89%
  4607 West Industrial Blvd.
  Midland, Texas  79703

State Street Research & Management
  Company. . . . . . . . . . . . . . . .    537,600 (6)                10.54%
  One Financial Center, 30th Floor
  Boston Massachusetts, 02111-2609

All Directors (and nominees) . . . . . .    669,996 (7)                12.48%
  and executive officers as a
  group (9 persons)
____________
*   Less than 1%.

(1) Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers.
(2) Of the total number of shares shown, 200 shares are held indirectly through Mr. Batchelor's wife and 600 shares are held indirectly through Mr. Batchelor's wife in her capacity as trustee for three minor grandchildren. Mr. Batchelor disclaims beneficial ownership of all shares held in trust for his grandchildren.
(3) Includes 195,000 shares of common stock underlying presently exercisable stock options. Also included are 19,856 shares of common stock owned by the Estate of C. V. Lyman. Mr. Brown, a Co-Executor of the Estate, disclaims beneficial ownership of the shares held by the Estate.
(4) Such shares may be acquired upon exercise of presently exercisable stock options.
(5) All of such shares are held directly by Roper Family Properties, Ltd. The sole general partner of the partnership is Roper Operations, Inc., which owns a 1% interest in the limited partnership. By virtue of its position as general partner of the partnership, Roper Operations, Inc. has indirect ownership of such shares and shared voting and investment powers.

    (6) In Schedule 13G, dated February 12, 2001, filed by State Street with the SEC, State Street reported beneficial ownership of 537,600 shares, of which it reported sole voting power with respect to 512,500 shares and sole dispositive power with respect to 537,600 shares. State Street disclaimed any beneficial interest in these shares.
    (7) Includes 266,000 shares of common stock underlying presently exercisable stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires, among other things, that TMBR's Directors and officers, and holders of 10% or more of TMBR's outstanding common stock, file at specified times reports of beneficial ownership and changes in beneficial ownership of TMBR's common stock and other equity securities. To our knowledge, all Section 16(a) filing requirements for the year ended March 31, 2001 have been complied with, except that Roper Operations, Inc. and Roper Family Properties, Ltd. each filed Form 3 Reports twenty-five days late.


                      ELECTION OF DIRECTORS

    TMBR's Directors are elected annually by the shareholders to hold office until the next succeeding annual meeting of shareholders and until their successors are duly qualified and elected.

    Thomas C. Brown and David N. Fitzgerald were elected Directors by the shareholders at the 2000 annual meeting of shareholders. Also elected as Directors at last year's annual meeting were Joe G. Roper and Donald L. Evans. However, two vacancies on the Board were created upon the death of Mr. Roper in January, 2001, and Mr. Evans' resignation from the Board in December, 2000 to become Secretary of Commerce of the United States. On March 14, 2001, another vacancy on the Board was created when we expanded the size of the Board to five members to comply with new rules governing audit committees of companies listed on The Nasdaq Stock Market. On that same date, we appointed Raymond E. Batchelor, Michael M. Cone and James B. Taylor to fill the vacancies on the Board.

    The Board of Directors is recommending that the five current Directors be elected to serve until the next annual meeting of shareholders is held and their respective successors have been duly elected. If any nominee becomes unavailable for any reason, which is not anticipated, a substitute nominee may be designated by the Board of Directors and the shares represented by Proxy will be voted for any such substitute nominee, unless the Board reduces the number of Directors. There are no family relationships among any of these nominees or among any of these nominees and any officer, nor any arrangement or understanding between any nominee and any other person pursuant to which the
nominee was selected.   The five nominees for the Board of Directors are as
follows:

                                     Position with Company and          Director
Nominee                      Age         Principal Occupation            Since
--------                     ---   ----------------------------------   --------
Thomas C. Brown. . . . . .    74   Chairman of the Board of Directors     1982
                                   of Directors and Chief Executive
                                   Office of TMBR; Director of Tom
                                   Brown, Inc.

David N. Fitzgerald. . . .    78   Director of TMBR; President            1984
                                   and shareholder of Dave Fitzgerald,
                                   Inc., a privately held investment
                                   company.

Raymond E. Batchelor . . .    67   Director of TMBR; President and        2001
                                   controlling shareholder of BHC
                                   Pipe & Equipment Company, a
                                   privately held oilfield equipment
                                   supply company.

Michael M. Cone. . . . . .    63   Director of TMBR; Controlling          2001
                                   shareholder and Chairman of the
                                   Board of Directors of Tri-C Resources,
                                   Inc., a privately held oil and gas
                                   exploration company.

James B. Taylor. . . . . .    63   Director of TMBR; Director of          2001
                                   Willbros Group, Inc.; Managing Director
                                   of Reata Resources, LLC; Chairman
                                   of the Board of Directors of Solana
                                   Petroleum Corporation from 1997
                                   to 2000; Director of Arakis
                                   Energy Corporation from 1996
                                   to 1998; Executive Vice President
                                   of Occidental Oil and Gas Corporation
                                   from 1993 to 1996.


  Unless otherwise directed on any duly executed and dated Proxy, it is the intention of the persons named in such Proxy to vote the shares of common stock represented by such Proxy for the election of the nominees listed in the preceding table for the office of Director of TMBR/Sharp Drilling, Inc.

  The Board of Directors recommends that the shareholders vote FOR the proposal to elect its nominees to the Board of Directors.

Other Information

  The Board of Directors held two meetings during the year ended March 31, 2001. Mr. Evans was not in attendance at the one Board meeting held prior to his resignation from the Board. The Directors also took action by unanimous written consent on one occasion.

  The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Board does not have a standing nominating committee. The review of recommendations for nominees for Directors is made by the full Board of Directors.

  Mr. Fitzgerald served on the Audit Committee throughout fiscal year 2001, and Mr. Evans served on the Audit Committee until December 26, 2000, when he resigned from the Board. The Audit Committee was created for the purposes of recommending the firm to be employed by TMBR as its independent auditors, consulting with the persons chosen to be the independent auditors with regard to the plan of audit, reviewing with the independent auditors the report of audit and management letters, if any, consulting with the independent auditors with regard to the adequacy of internal accounting controls and performing such other duties as may be advised or requested from time to time by TMBR's Board of Directors. The Audit Committee held one meeting during the year ended March 31, 2001. Mr. Evans did not attend the meeting. On March 14, 2001, the Board appointed Mr. Cone and Mr. Taylor to serve on the Audit Committee with Mr. Fitzgerald.

  The Compensation Committee of the Board of Directors oversees and is responsible for establishing the compensation of officers and administering our stock option plans. Members serve at the pleasure of the Board of Directors and may be appointed or removed by the Board of Directors at will. Beginning in August, 1998 and continuing through March 13, 2001, the Compensation Committee consisted of all Directors then in office. On March 14, 2001, David N. Fitzgerald and Raymond E. Batchelor were appointed to serve as members of the Compensation Committee.


                    REPORT OF AUDIT COMMITTEE


  The Audit Committee is presently composed of three directors, Michael M. Cone, David N. Fitzgerald and James B. Taylor, and operates pursuant to a written charter (a copy of which is attached as Appendix A to this Proxy Statement) adopted by the Board of Directors. The Directors who serve on the Audit Committee are "independent" for purposes of The Nasdaq Stock Market listing standards. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The Audit Committee is responsible for monitoring and overseeing management's conduct of TMBR's financial reporting process, TMBR's systems of internal accounting and financial controls, and the independent audit of TMBR's financial statements by TMBR's independent auditors, Arthur Andersen LLP.

  The Audit Committee reviewed and discussed the audited financial statements with both management and Arthur Andersen LLP. The Audit Committee discussed with Arthur Andersen LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee).

  The Audit Committee received from Arthur Andersen LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Arthur Andersen LLP the issue of its independence from TMBR.

  Based on the Audit Committee's review of the audited financial statements and its discussions with management and Arthur Andersen LLP noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in TMBR's Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the SEC.


                                   AUDIT COMMITTEE

                                   Michael M. Cone
                                   David N. Fitzgerald
                                   James B. Taylor




Audit Fees

  The aggregate fees billed for professional services rendered for the audit and quarterly reviews of our financial statements for the fiscal year ended March 31, 2001 were $51,000.

Financial Information Systems Design and Implementation Fees

  There were no fees billed for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Arthur Andersen LLP for the fiscal year ended March 31, 2001.

All Other Fees

  All other fees billed by Arthur Andersen LLP for the fiscal year ended March 31, 2001 for services other than those described above were $7,900. These fees relate to tax services.

  The Audit Committee has concluded that the provision of services covered in the sections captioned "Financial Information Systems Design and Implementation Fees" and "All Other Fees" are compatible with maintaining the independence of Arthur Andersen LLP.

                 REPORT OF COMPENSATION COMMITTEE


  Until March 14, 2001, the full Board of Directors functioned as the Board's Compensation Committee. On March 14, 2001, David N. Fitzgerald and Raymond E. Batchelor were appointed to serve as members of the Board's Compensation Committee. However, this report is given by Mr. Brown and Mr. Fitzgerald since they acted as the Compensation Committee for all but eighteen days of the last fiscal year. Mr. Brown is also an employee and the Chief Executive Officer of TMBR.

  During the last completed fiscal year, there were no meetings of the Board at which deliberations regarding executive officer compensation occurred.

  We do not presently have written employment contracts with any executive officer. Like all of our employees, the executive officers are "at-will employees", meaning either the employee or TMBR can terminate the employment relationship at any time for any reason or for no reason.

  It has been our practice for many years that the executive compensation program consists primarily of a base salary and stock options. In addition, we have provided automobiles to our executive officers, including Mr. Brown.
We have a history of relying upon stock options as an important element of each executive's compensation package. All stock options are granted pursuant to one of TMBR's stock option plans. Stock option grants are made with exercise prices of not less than 100% of the market price on the date of grant. We believe that this program has generally enabled us to keep salaries and other compensation benefits at relatively modest levels. The cash component of compensating TMBR's executive officers, including Mr. Brown, has in the past been left to the judgment and discretion of Mr. Brown and Mr. Roper. The Board has left cash compensation matters to the discretion of Mr. Brown and Mr. Roper because the compensation levels of all executive officers have been reasonable in the judgment of the Board of Directors, and because we have not been burdened with excessive compensation costs or perquisites. Executive salary levels have been determined by comparisons with similar companies of similar size, overall market conditions in the domestic oil and gas industry, the financial performance and condition of TMBR, the individual performance of the executive, and any promotions of, or increased responsibilities assumed by, the executive. Mr. Brown and Mr. Roper have historically determined their own salaries.

  There is no specific relationship of corporate performance to executive compensation. No formula or specific evaluation procedure is followed. Rather, compensation policies have been subjective and informal. However, compensation for executives is based generally on the principles that compensation must be sufficiently high, in relation to TMBR's competitors, to help motivate and retain the talent needed to grow TMBR's business and to provide a sufficient incentive for executive officers to remain with TMBR and devote their best efforts to TMBR's business.

  In addition to their cash compensation, executive officers, along with all other employees, have been eligible to participate in TMBR's 401(k) retirement plan. However, the plan was terminated in March, 1999 and TMBR has not made any contributions to the plan in the last two fiscal years.

  The compensation of Mr. Brown, the Chairman of the Board and Chief Executive Officer, consists of a base salary and stock options. There is no specific relationship between TMBR's performance and Mr. Brown's compensation. Using the guidelines described above, only subjective, informal periodic reviews of Mr. Brown's compensation are made. Additional factors considered in Mr. Brown's case include his length of service as Chief Executive Officer, the compensation paid to him in previous years, the number and terms of drilling contracts we obtain, the quantities of oil and gas reserves discovered and produced from our oil and gas exploration activities and the market value of TMBR's common stock. After considering these factors and TMBR's increased revenues, oil and gas reserves and earnings over the last three fiscal years, Mr. Brown's annual salary was increased from $162,000 to $178,200, effective in September, 2000. Mr. Brown did not receive any cash bonuses or stock options during the fiscal year ended March 31, 2001. We are satisfied that the compensation paid to our executive officers last fiscal year, including Mr. Brown, is adequate to ensure the continued efforts of all executive officers for the benefit of TMBR and its shareholders.

  Under Section 162(m) of the Internal Revenue Code, no income tax deduction is allowed to a publicly held corporation for remuneration paid to certain executive officers (including the CEO) to the extent that the amount of remuneration with respect to any given employee or executive officer for the taxable year exceeds $1,000,000. Section 162(m) has not been a factor in determining the overall compensation of TMBR's executive officers.


                              COMPENSATION COMMITTEE

                               Thomas C. Brown
                               David N. Fitzgerald

                      EXECUTIVE COMPENSATION


Summary of Annual Compensation

  The following table sets forth for each of the three fiscal years ended March 31, 2001, a summary of the types and amounts of compensation paid to the Chief Executive Officer of the Company and the only other executive officers of the Company whose salary and bonuses for the fiscal year ended March 31, 2001 exceeded $100,000.

                                             Summary Compensation Table

                                                                         Long-Term Compensation
                                                                   ----------------------------------
                                        Annual Compensation                Awards             Payouts
                                    ---------------------------    ------------------------   -------
                                                        Other                    Securities
                                                        Annual     Restricted    Underlying              All Other
                                                        Compen-      Stock        Options/     LTIP       Compen-
   Name and Principal               Salary    Bonus     sation       Awards         SARs      Payouts     sation
       Position            Year      ($)       ($)       ($)          ($)           (#)         ($)        ($)
------------------------   ----     ------    -----     -------    ----------    ----------   -------    ---------
Thomas C. Brown,
  Chairman of the Board    2001     170,100     0        (1)           0             0           0          -
  of Directors and Chief   2000     168,231     0        (1)           0             0           0          -
  Executive Officer        1999     162,000     0        (1)           0          267,000(2)     0        1,197(3)

Joe G. Roper,              2001     146,421     0        (1)           0             0           0          -
  President and Director   2000     175,294     0        (1)           0             0           0          -
                           1999     171,306     0        (1)           0          172,000(4)     0        1,197(3)

Patricia R. Elledge        2001     100,974     0        (1)           0             0           0          -
 Controller and Treasurer  2000      99,922     0        (1)           0             0           0          -
                           1999      96,289     0        (1)           0           32,000(5)    0        1,200(3)

_________________

(1) The named executive officers of the Company were also provided certain non-cash compensation and personal benefits. However, the aggregate amount of such other compensation did not exceed $50,000 or 10% of the named executive officer's salary during such fiscal year.

(2) The total number of securities underlying stock options granted in the fiscal year ended March 31, 1999 includes 195,000 shares of common stock underlying a stock option granted to Mr. Brown in September, 1996. The option was repriced in the fiscal year ended March 31, 1999.

(3) Such amount was allocated to the account of the named executive officer under TMBR's 401(k) Profit Sharing Plan.

(4) The total number of securities underlying stock options granted in the fiscal year ended March 31, 1999 includes 100,000 shares of common stock underlying a stock option granted to Mr. Roper in September, 1996. The option was repriced in the fiscal year ended March 31, 1999.

(5) The total number of securities underlying stock options granted in the fiscal year ended March 31, 1999 includes 10,000 shares of common stock underlying a stock option granted to Ms. Elledge in September, 1996. The option was repriced in the fiscal year ended March 31, 1999.

Stock Options

  TMBR has in the past utilized stock options as part of its overall compensation of Directors, officers and employees. However, no stock options were granted to the named executive officers during the fiscal year ended March 31, 2001.

  The following table sets forth certain information with respect to stock option exercises during the fiscal year ended March 31, 2001 by the named executive officers, and the value of each such officer's unexercised stock options at March 31, 2001.



                 Aggregated Option/SAR Exercises in

      Last Fiscal Year and Fiscal Year - End Option/SAR Values

                                                                                                 Value of
                                                              Number of                         Unexercised
                                                   Securities Underlying Unexercised            In-The-Money
                         Shares                              Options/SARs                       Options/SARs
                       Acquired on      Value           at Fiscal Year-End(#)             at Fiscal Year-End($)(2)
                        Exercise       Realized    ---------------------------------    -----------------------------
      Name                (#)           ($)(1)      Exercisable      Unexercisable      Exercisable     Unexercisable
-------------------    -----------     --------    -------------    ----------------    -----------     -------------
T. C. Brown              66,000        $764,775       195,000           6000            $2,181,075         $64,635

J. G. Roper                0               0          267,000             0             $3,035,070            0

Patricia R. Elledge        0               0           32,000             0               $357,920            0

_________

(1) The "value realized" is equal to the fair market value of a share of common stock on the dates of exercise, based on the last sale price of TMBR's common Stock, less the exercise price.

(2) Value of in-the-money options is equal to the fair market value of a share of common stock at fiscal year-end, based on the last sale price of TMBR's common stock, less the exercise price.

                       STOCK PERFORMANCE GRAPH


Comparison of Five-Year Cumulative Total Returns











                           [Graph is here]














                                 Legend

Symbol           Total Returns Index for:            3/31/96    3/31/97   3/31/98   3/31/99   3/31/00   3/31/01
------           ------------------------            -------    -------   -------   -------   -------   -------
_____        TMBR/Sharp Drilling, Inc.                100.00     175.9     170.4      63.0     181.5     226.9
-----        Nasdaq Stock Market (US Companies)       100.00     111.1     168.5     227.6     423.3     169.3
- - -        Nasdaq Non-Financial Stocks              100.00     107.9     161.8     226.0     442.1     165.0
             (US & Foreign)

Notes:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D.     The index level for all series was set to $100.00 on 3/29/96.

    The indexes in the performance graph compare the annual cumulative total stockholder return on TMBR's common stock with the cumulative total return of The Nasdaq Stock Market (U.S.) Index and the Nasdaq Non-financial Stock Index (U.S. and foreign). The table assumes that the value of an investment in TMBR's common stock and each index was $100.00 on March 31, 1996 and that all dividends were reinvested.

Profit Sharing Plan

     Prior to its termination in March, 1999, TMBR maintained a profit sharing plan under Section 401(k) of the Internal Revenue Code (the "Profit Sharing Plan") for the benefit of all employees. Under the Profit Sharing Plan, TMBR contributed to a trust administered by a third party trustee, out of current or accumulated net profits, such amounts as it deemed advisable. The contributions were invested by the Profit Sharing Trustee in various investments selected by employee participants. TMBR's contributions to the Profit Sharing Plan were allocated monthly to the individual accounts of employee-participants. A participant's accrued benefit derived from TMBR's contributions was 100% vested after seven years of continuous employment, upon attaining age 65, or upon death or disability. Each employee was eligible to participate in the Profit Sharing Plan after one year of continuous employment. Nonemployee Directors were not eligible to participate in the Profit Sharing Plan. In addition to TMBR's contributions, participants could contribute such amount as the participant determined each year, subject to certain annual maximum limitations. Participants were 100% vested in their individual contributions. TMBR did not make any contributions to the Profit Sharing Plan for the fiscal years ended March 31, 2000 and March 31, 2001.

Compensation of Directors

    Historically, TMBR has not paid fees to its Directors for attending Directors' meetings or committee meetings. However, for the first time in the fiscal year ended March 31, 2001, Directors who were not employees of TMBR each received a one-time cash payment of $5,000. Additionally, beginning on June 14, 2001, the date the Board of Directors adopted the TMBR/Sharp Drilling, Inc. Directors Stock Fee Plan, nonemployee Directors are each entitled to receive
300 shares of common stock for each Board meeting that the nonemployee Director attends and 100 shares of common stock for attendance at each meeting of any Board committee on which the nonemployee Director serves. TMBR reserved 25,000 shares of its common stock for issuance under this stock plan. Pursuant to this stock plan, Messsrs. Batchelor, Cone and Taylor each received a stock grant of 400 shares of common stock with a market value on date of grant of $16.85 per share, the last sale price reported on The Nasdaq Stock Market on June 14, 2001. Mr. Fitzgerald received a stock grant of 500 shares since he serves on two committees of the Board.

    TMBR also reimburses Directors for their travel expenses incurred in connection with attendance at Board meetings and Board committee meetings.

    Directors who are also employees of TMBR are eligible to participate in all of TMBR's stock option plans. Nonemployee Directors are eligible to participate only in the 1998 Stock Option Plan. Directors who are employees were eligible to participate in TMBR's 401(k) profit sharing plan, until the plan was terminated in March, 1999.


1984 Stock Option Plan

    The Board of Directors authorized and adopted the TMBR/Sharp Drilling, Inc. Stock Option Plan (the "1984 Plan") in August, 1984. Although the 1984 Plan expired by its own terms on August 8, 1994, options granted under the 1984 Plan prior to August 8, 1994 will remain outstanding until they are exercised or expire by their own terms, and will continue to be subject to all terms and conditions of the 1984 Plan. No additional options will be granted under the 1984 Plan. Options granted under the 1984 Plan are either incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or options which do not constitute incentive stock options. Options granted under the 1984 Plan have been, as provided in the 1984 Plan, granted only to key employees (including officers and Directors who were also key employees).

    The 1984 Plan is presently administered by the Compensation Committee. Options granted under the 1984 Plan have exercise prices equal to the fair market value of the underlying shares at the time the options were granted, as determined by the Compensation Committee. Options granted under the 1984 Plan are exercisable for such periods as have been approved by the Compensation Committee, except that options are not exercisable, in any event, for a period in excess of ten years from the date of grant.

    An aggregate of 475,000 shares of common stock are authorized to be issued under the 1984 Plan. Common stock issued under the 1984 Plan may be from authorized but unissued shares of common stock or previously issued shares reacquired by TMBR. The shares of common stock with respect to which options have been granted are subject to adjustment upon the occurrence of certain corporate reorganizations or recapitalizations, including stock splits or stock dividends.

    As required by the terms of the 1984 Plan, for an option granted under the 1984 Plan to qualify as an incentive stock option, the aggregate fair market value (determined at the time of grant) of the stock with respect to which the incentive stock option was exercisable for the first time by an employee during any calendar year could not exceed $100,000 and could not be issued to an employee if, at the time the option was granted, such employee owned stock possessing more than 10% of the combined voting power of all classes of TMBR's outstanding stock, unless at the time the option was granted the exercise price of such option was at least 110% of the fair market value of the common stock on the date of grant and the option was not exercisable after five years from the date of grant.

    All or part of an option may be exercised by tendering cash or shares of common stock having a fair market value equal to the option price, or a combination of stock and cash. At the discretion of the Compensation Committee, an option agreement may provide for the right to surrender an option in return for a payment in cash and/or shares of common stock equal to the excess of the fair market value of the shares with respect to which the option is surrendered over the option price therefor, on such terms and conditions as the Compensation Committee shall determine.

1994 Stock Option Plan

    In July, 1994, the Board of Directors adopted the TMBR/Sharp Drilling, Inc. 1994 Stock Option Plan (the "1994 Plan"), which was ratified and adopted by TMBR's shareholders at the 1994 annual meeting of shareholders held on August 30, 1994. Options granted under the 1994 Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or options which do not constitute incentive stock options. Key employees (including officers and Directors who are also key employees) of TMBR are eligible to receive options under the 1994 Plan.

    The 1994 Plan is presently administered by the Compensation Committee. The Compensation Committee has the authority to select employees who are to be granted options and to establish the number of shares issuable under each option. Options granted to an employee contain such terms and conditions and may be exercisable for such periods as may be approved by the Compensation Committee. The purchase price of common stock issued under each option will not be less than the fair market value of the stock subject to the option at the time of grant. The Compensation Committee, in its discretion, may provide for the payment of the option price, in whole or in part, in cash at the time of exercise, by the delivery of a number of shares of common stock (plus cash if necessary) having a fair market value on the date of delivery equal to the option exercise price, or any combination of cash and stock.

    The aggregate number of shares of common stock which may be issued pursuant to the exercise of stock options granted under the 1994 Plan may not exceed 750,000 shares, subject to adjustment in the number of shares with respect to options and purchase prices therefor in the event of stock splits or stock dividends, and for equitable adjustments in the event of certain recapitalizations, mergers, consolidations or acquisitions. If any outstanding option granted under the 1994 Plan expires or terminates prior to its exercise in full, the shares allocable to the unexercised portion of such option may be subsequently granted under the 1994 Plan.

    The 1994 Plan provides that to the extent the aggregate fair market value of the common stock (determined at the time of grant) with respect to which incentive options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of TMBR exceeds $100,000, such incentive stock options will be treated as options which do not constitute incentive stock options. The Compensation Committee determines, in accordance with applicable provisions of the Internal Revenue Code, which of an optionee's incentive stock options will not constitute incentive stock options because of this limitation. No incentive stock option may be granted to an individual if, at the time the option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of TMBR, unless at the time the option is granted the option price is at least 110% of the fair market value of the stock subject to the option and the option by its terms is not exercisable after the expiration of five years from the date of grant.

    An option may be granted in exchange for an individual's right and option to purchase shares of common stock pursuant to the terms of an agreement that existed prior to the date such option is granted ("Prior Option"). An option agreement that grants an option in exchange for a Prior Option must provide for the surrender and cancellation of the Prior Option. The purchase price of common stock issued under an option granted in exchange for a Prior Option is determined by the Compensation Committee, and may be equal to the price for which the optionee could have purchased common stock under the Prior Option.

    The Board of Directors may amend or terminate the 1994 Plan at any time, but may not in any way impair the rights of an optionee under an outstanding option without the consent of the optionee. In addition, in order to obtain the benefits provided by Section 422 of the Code, the Board of Directors will determine at the time of making each amendment whether or not it is necessary to submit the amendment to the shareholders for approval. Generally, however, no amendment may be made without shareholder approval if the amendment would materially increase the benefits accruing to employee optionees, materially increase the number of securities issuable under the 1994 Plan, or materially modify the requirements as to eligibility for participation in the 1994 Plan. Unless earlier terminated, the 1994 Plan will terminate upon and no further options may be granted after the expiration of ten years from the date of its adoption by the Board of Directors.

1998 Stock Option Plan

    On September 1, 1998, the Board of Directors adopted the TMBR/Sharp Drilling, Inc. 1998 Stock Option Plan (the "1998 Plan"), which was ratified and adopted by the shareholders at the 1999 annual meeting of shareholders held on August 31, 1999. Subject to selection by the Compensation Committee, key employees and nonemployee Directors are eligible to receive one or more options under the 1998 Plan.

    Stock options granted under the 1998 Plan to key employees may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or stock options which do not constitute incentive stock options (nonqualified stock options). Options granted to nonemployee Directors will be nonqualified stock options.

    The Compensation Committee administers the 1998 Plan and has the sole authority to select the employees and nonemployee Directors who are to be granted options and to establish the number of shares issuable under each option.

    The aggregate number of shares of common stock which may be issued pursuant to the exercise of stock options granted under the 1998 Plan may not exceed in the aggregate 750,000 shares, subject to adjustments in the number of shares with respect to options and purchase prices in the event of stock splits or stock dividends, and for equitable adjustments in the event of recapitalizations, mergers, consolidations, acquisitions of more than 50% of the outstanding shares of common stock by any person or entity, dissolution and liquidation, and similar events. If any outstanding option granted under the 1998 Plan expires or terminates prior to its exercise in full, the shares allocable to the unexercised portion of such option may be subsequently granted under the 1998 Plan.

    Options granted under the 1998 Plan contain such terms and conditions and may be exercisable for such periods as may be approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivery of shares of common stock having a fair market value equal to the purchase price, or any combination of cash or common stock. The purchase price of common stock issued under each option will not be less than the fair market value of the stock subject to the option at the time of grant.

    Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee and while the optionee is an employee or director of TMBR, except that if the optionee ceases to be an employee or director as a result of death or disability, any options held by the optionee may be exercised in full by the optionee's legal representative at any time during the period of one year following such termination. If an optionee ceases to be an employee or director of TMBR other than for cause, death or disability, options may be exercised within three months thereafter, but only as to the number of shares the optionee was entitled to purchase as of the date the optionee ceased to be an employee or director.

    The Board of Directors may amend or terminate the 1998 Plan at any time, but may not in any way impair the rights of an optionee under an outstanding option without the consent of the optionee.

    The 1998 Plan will terminate ten years from the date of its adoption by the Board of Directors.

Change of Control Arrangements

    TMBR's stock option plans and stock option agreements contain provisions which, upon the occurrence of certain events, could result in additional compensation to the option holders. These events include the following: if
(1) TMBR is not the surviving entity in any merger or consolidation, (2) TMBR sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets, (3) TMBR is to be dissolved and liquidated,
(4) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control of more than 50% of the outstanding shares of common stock, or (5) as a result of or in connection with a contested election of directors, the persons who were directors of TMBR before the election cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then the Compensation Committee will effect one or more of the following alternatives with respect to the then outstanding options held by employees, which may vary among individual employee optionees: (1) accelerate the time at which such options may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Compensation Committee, after which specified date all unexercised options and all rights of employee optionees thereunder will terminate, (2) require the mandatory surrender to TMBR by selected optionees of some or all of such options as of a date specified by the Compensation Committee, in which event the Compensation Committee shall cancel such options and pay to each optionee an amount of cash per share equal to the excess of the fair market value, or in the case of stock options granted under the 1994 stock option plan the "Change of Control Value" of the shares subject to such option, over the exercise price(s) under such options for such shares, (3) make such adjustments to such options as the Compensation Committee deems appropriate to reflect such Corporate Change or (4) provide that thereafter upon any exercise of an option theretofore granted the optionee shall be entitled to purchase under such option, in lieu of the number of shares of common stock as to which such option shall then be exercisable, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of common stock as to which such option is then exercisable.

    For purposes of the 1994 stock option plan, the "Change of Control Value" is an amount determined as follows, whichever is applicable: (1) the per share price offered to TMBR's shareholders in any merger, consolidation, sale of assets or dissolution transaction, (2) the price per share offered to TMBR's shareholders in any tender offer or exchange offer whereby a Corporate Change takes place, or (3) if a Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which the options being surrendered are exercisable, as determined by the Compensation Committee as of the date determined by the Compensation Committee to be the date of cancellation and surrender of such options. If the consideration offered to shareholders consists of anything other than cash, the Compensation Committee determines the fair cash equivalent of the portion of the consideration offered which is other than cash.


Compensation Committee Interlocks and Insider Participation

    Thomas C. Brown, the Chairman of the Board of Directors and Chief Executive Officer of TMBR, is a Director of Tom Brown, Inc. Donald L. Evans was the Chairman of the Board of Directors and Chief Executive Officer of Tom Brown, Inc. until he resigned from Tom Brown's Board on January 19, 2001. Until his resignation from TMBR's Board in December, 2000, Mr. Evans served with all of TMBR's other Directors as a member of TMBR's Compensation Committee.


Certain Transactions

    Until September, 1984, the Company was a wholly owned subsidiary of Tom Brown, Inc. ("TBI"). In September, 1984, TBI distributed TMBR's common stock to the stockholders of TBI. Mr. Brown, the Chairman of the Board of Directors and Chief Executive Officer of TMBR, is also a director of TBI. Both before and after TMBR's spin-off, TMBR has provided, and continues to provide, contract drilling services to TBI in connection with TBI's oil and gas exploration and development activities. We anticipate that TMBR will continue to perform contract drilling services for TBI in the future. During the fiscal year ended March 31, 2001, we invoiced TBI approximately $438,000 for contract drilling services we performed for TBI, none of which was unpaid at March 31, 2001.
Our contract drilling services are provided to TBI under standard industry form drilling contracts on terms competitive with those provided to other unaffiliated third parties.

    From time to time, TMBR acquires interests in leases from TBI and participates with TBI and other interest owners in the drilling and development of such leases where TBI acts as operator. We participate in these drilling ventures under standard form operating agreements on the same or similar terms afforded by TBI to unaffiliated third parties. TBI invoices all working interest owners, including TMBR, on a monthly basis for their respective share of operating and drilling expenses. During the year ended March 31, 2001, TBI billed TMBR approximately $15,000 for TMBR's proportionate share of drilling costs and related expenses incurred on properties operated by TBI, approximately $2,000 of which was unpaid and outstanding at March 31, 2001.
The largest amount owed by the Company to TBI at any one time during the fiscal year ended March 31, 2001 for its share of drilling costs and related expenses and for services provided by TBI was approximately $2,000.

    During the fiscal year ended March 31, 2001, TMBR paid a total of approximately $104,000 to BHC Pipe and Equipment Company for the purchase of drilling equipment and related oilfield supplies and equipment. Raymond E. Batchelor, a Director of TMBR, is the President and controlling shareholder of BHC. TMBR has a long-standing relationship with BHC and has purchased oilfield drilling equipment and related materials from BHC for more than ten years.
TMBR believes its transactions with BHC are as favorable as TMBR could have obtained from a an unaffiliated third party. During the fiscal year ended
March 31, 2001, the largest amount owed by TMBR to BHC was approximately $94,000, which was unpaid and outstanding at March 31, 2001. Payments for equipment purchased from BHC are made in the regular course of business, without interest, upon receipt of invoices from BHC.


                       INDEPENDENT AUDITORS


    Arthur Andersen LLP has served as TMBR's independent auditors since March, 1990 and will continue as the independent auditors for the current year. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement to the shareholders if they desire to do so, and to respond to appropriate questions.


                      SHAREHOLDER PROPOSALS


    Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company for possible inclusion in its Proxy Statement and form of Proxy relating to such meeting no later than April 4, 2002. The use of certified mail, return receipt requested, is suggested.

    The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and matters incident to the conduct of the Annual Meeting, including matters of which the registrant did not receive notice until after June 21, 2001. For the annual meeting in 2002, management proxies will be permitted to use discretionary voting authority for matters submitted at the annual meeting other than pursuant to the procedures in SEC Rule 14a-8 if notice of the matter was not delivered to TMBR on or before June 18, 2002.


                          OTHER MATTERS


    The Board of Directors knows of no matters, other than those described above, which are to be presented for shareholder action at the meeting. There will be an address by the Chairman of the Board and a general discussion period during which shareholders will have an opportunity to ask questions about our business. If any matter not described herein properly comes before the meeting, or any adjournment thereof, the persons named in the enclosed Proxy will, in the absence of instructions to the contrary, vote the Proxy in accordance with their best judgment.

    The Annual Report to Shareholders for the fiscal year ended March 31, 2001, which includes audited financial statements, is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

    A copy of our Annual Report on Form 10-K will be furnished at no charge to each "beneficial owner" of TMBR's common stock upon receipt of a written request of such person addressed to: Secretary, TMBR/Sharp Drilling, Inc., 4607 West Industrial Blvd., Midland, Texas 79703, containing a good faith representation that, as of July 18, 2001, such person was a beneficial owner of common stock entitled to vote at the Annual Meeting of Shareholders to be held August 22, 2001.


                             BY ORDER OF THE BOARD OF DIRECTORS



                                       James M. Alsup
                                           Secretary
Midland, Texas
July 23, 2001

                            APPENDIX A


                  CHARTER OF THE AUDIT COMMITTEE
                                OF
                    TMBR/SHARP DRILLING, INC.



    The Audit Committee (the "Committee") of the Board of Directors (the "Board") of TMBR/Sharp Drilling, Inc. (the "Company") will have the oversight responsibility, authority and duties described in this Charter.

                             Purposes
                             --------

    The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to stockholders and the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. The Committee provides an avenue for communication between internal accounting and financial personnel, the independent accountants and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and candid relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make periodic reports to the Board concerning its activities.

                            Membership
                            ----------

    The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the Nasdaq National Market ("Nasdaq"). The members of the Committee will be elected annually at the full meeting of the Board held after each annual meeting of stockholders. One of the members of the Committee may be elected as chairman of the Committee by the Board.


                            Authority
                            ---------

    The Committee may investigate any matter or activity involving financial accounting and financial reporting and obtain, weigh and consider expert advice as to audit committee rules of the Nasdaq National Market, statements on auditing standards and other accounting, legal and regulatory provisions. The Committee will keep the Board advised as to the nature and extent of such outside advice.

                             Meetings
                             --------

    The Committee will meet as many times as may be necessary in order to fulfill the purposes of the Committee as set forth in this Charter and to meet applicable requirements of the SEC and the Nasdaq National Market. The Committee is to meet in separate executive sessions with the principal financial officer, independent accountants and internal accounting personnel at least once each year and at other times when considered appropriate. Committee members will strive to be present at all meetings. The Committee may request that members of management and representatives of the independent accountants and internal financial and accounting personnel be present at Committee meetings.

                            Functions
                            ---------

    In carrying out its oversight responsibilities, the Committee will:

    1. Review this Charter annually, assess its adequacy and, if advisable, recommend amendments to the Board. The Charter is to be published as an appendix to the Company's proxy statement every three years.

    2. Review with the Company's management, internal accounting personnel and independent accountants the Company's accounting and financial reporting controls, and obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

    3. Review with the Company's management, internal accounting personnel and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements, and discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

    4. Review the scope and general extent of the independent accountants' annual audit, including factors considered by the accountants in determining the audit scope. The Committee will review any limitations placed on the scope or nature of the independent accountants audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

    5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement describing all relationships between the independent accountants and the Company and, where appropriate, recommend to the full Board that appropriate action be taken to address the auditor's independence.

    6. Have an arrangement with the independent accountants that they will advise the Committee of any reporting issues identified through procedures followed for interim quarterly financial statements, and that such notification be made prior to any related press release or, if not practicable, prior to filing Forms 10-Q.

    7. At the completion of the annual audit, review with management and the independent accountants:

    - The annual financial statements and related footnotes and financial information to be included in the Company's annual report to stockholders and on Form 10-K.

    - The results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

    - Significant changes to the audit plan, if any, and any material disputes, difficulties or disagreements with management encountered during the audit.

    - The cooperation received by the independent accountants during their audit, including access to all requested records, data and information.

    - Matters required to be communicated by the independent accountants by Statement of Auditing Standards 61.

    If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 1O-K.

    8. Elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

    9. Meet with management, internal accounting personnel and the independent accountants to discuss recommendations that the independent accountants may have. The Committee should review responses of management to letter of comments and recommendations from the independent accountants and receive follow-up reports on any such comments and recommendations.

    10. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

    11. Review periodically the adequacy of the Company's internal accounting, financial and audit personnel. Discuss with the independent accountants the quality of the Company's financial and accounting personnel.

    12. Consult with management on the establishment and maintenance of policies covering unethical or illegal activities by Company employees.

                             Reports
                             -------

    The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for review.

    The Committee shall report to shareholders in Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

                         [Front of Card]






                   TMBR/SHARP DRILLING, INC.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Thomas C. Brown and David N. Fitzgerald and each of them, attorneys, agents and proxies, with full power of substitution, to represent and to vote all shares of common stock of TMBR/SHARP DRILLING, INC. held of record by the undersigned on July 18, 2001, at the Annual Meeting of Shareholders of TMBR/SHARP DRILLING, INC. to be held on August 22, 2001, and at any adjournments or postponements thereof, in accordance with the instructions on the reverse side.




    (Continued and to be signed on reverse side)        SEE REVERSE SIDE

                           [Back of Card]

                 Please date, sign and mail your
               proxy card back as soon as possible!

                  Annual Meeting of Shareholders
                    TMBR/SHARP DRILLING, INC.

                         August 22, 2001




       Please Detach and Mail in the Envelope Provided


A  [X] Please mark
       your votes
       as in this
       example

                                    WITHHOLD
                                    AUTHORITY
                   FOR           to vote for all
                all nominees        nominees
               listed at right   listed at right

1.Election of    [      ]          [        ]    Nominees: Raymond E. Batchelor    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH
  Directors                                                Thomas C. Brown         THE SHAREHOLDER'S SPECIFICATION HEREON.  IN
                                                           Michael M. Cone         THE ABSENCE OF SUCH SPECIFICATION, THE PROXY
                                                           David N. Fitzgerald     WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS
                                                           James B. Taylor         NAMED ON THIS PROXY CARD, AND IN THE
                                                                                   DISCRETION OF THE PERSONS NAMED AS PROXIES ON
                                                                                   THE REVERSE HEREOF, WITH RESPECT TO OTHER
                                                                                   MATTERS THAT MAY PROPERLY COME BEFORE THE
                                                                                   MEETING OR ANY ADJOURNMENTS(S).

                                                                                   PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY
                                                                                   PROMPTLY USING THE ENCLOSED ENVELOPE.

*To withhold authority to vote for any
individual nominees, write that nominee's name in the space provided below:

_________________________________________





SIGNATURE______________   DATE ________   SIGNATURE _______________  DATE ______

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.